Exhibit 99.1

Contact:

Frank A. Cavallaro, SEVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-306-8933

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS SECOND QUARTER FINANCIAL RESULTS

Bedminster, N.J. – July 21, 2025 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market: PGC) (the "Company") announces its second quarter 2025 financial results.

This earnings release should be read in conjunction with the Company’s Q2 2025 Investor Update, a copy of which is available on our website at www.peapackprivate.com and via a Current Report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.

Deposits grew to $6.4 billion as of June 30, 2025, which represents an increase of $707 million, or 12%, over the last twelve months. During the second quarter of 2025, there were newly funded accounts of $282 million at an average weighted cost of 1.88%. Noninterest-bearing deposits increased by $53 million during the current period and have grown by 30% over the last year.

The Company recorded net income of $7.9 million and diluted earnings per share (“EPS”) of $0.45 for the quarter ended June 30, 2025 compared to net income of $7.6 million and diluted EPS of $0.43 for the quarter ended March 31, 2025.

Net interest income increased $2.8 million, or 6%, on a linked quarter basis to $48.3 million for the second quarter of 2025 compared to $45.5 million for the first quarter of 2025. The growth in net interest income was driven by improvement in the yield on average interest earning assets, as well as continued improvement in the net interest margin. The net interest margin increased to 2.77% for the quarter ended June 30, 2025 compared to 2.68% for the quarter ended March 31, 2025 and 2.25% for the quarter ended June 30, 2024.

Douglas L. Kennedy, President and CEO said, “Our Metro New York expansion continues to deliver strong results. We’ve had great success driving deposit growth at a favorable mix. In less than the two years since the initial hiring of experienced private banking teams in New York City, we have successfully on-boarded over 700 new relationships with more than $1.3 billion in new core relationship deposit balances and $464 million in loan balances. This expansion initiative has resulted in an increase of over 30% in our employee headcount. However, we have managed to deliver a third consecutive quarter of positive operating leverage.”

Mr. Kennedy also noted, “In line with our expansion strategy, we have added five production teams in Long Island during the second quarter. The addition of these new teams combined with our re-branding to Peapack Private Bank & Trust earlier this year demonstrates the evolution of our Company to become the premier boutique private bank in Metro New York.”

The following are select highlights for the period ended June 30, 2025:

Wealth Management:

•
AUM/AUA in our Wealth Management Division totaled $12.3 billion at June 30, 2025 compared to $11.9 billion at December 31, 2024.
•
New business inflows for Q2 2025 totaled $193 million.
•
Wealth Management fee income was $15.9 million in Q2 2025, which amounted to 23% of total revenue for the quarter.

Commercial Banking and Balance Sheet Management:

•
Total loans increased $304 million to $5.8 billion at June 30, 2025 from $5.5 billion at December 31, 2024.

•
Commercial and industrial lending (“C&I”) accounted for 58% of the new business originations during the second quarter. C&I balances grew to 44% of the total loan portfolio at June 30, 2025.
•
Total deposits increased by $234 million, to $6.4 billion at June 30, 2025 compared to $6.1 billion at December 31, 2024. Noninterest-bearing demand deposits grew $53 million during the second quarter, and represented 19% of total deposits as of June 30, 2025.
•
Fee income on unused commercial lines of credit totaled $869,000 for Q2 2025.
•
The net interest margin ("NIM") was 2.77% for Q2 2025, an increase of 9 basis points compared to 2.68% for Q1 2025.

Capital Management:

•
Tangible book value per share increased 4% to $33.19 per share at June 30, 2025 compared to $31.89 at December 31, 2024. Book value per share increased 4% to $35.71 per share at June 30, 2025 compared to $34.45 at December 31, 2024. Tangible book value per share is a non-GAAP financial measure. See the reconciliation tables included in this release for further detail.
•
At June 30, 2025, the Tier 1 Leverage Ratio stood at 9.99% for Peapack Private Bank & Trust (the "Bank") and 8.94% for the Company. The Common Equity Tier 1 Ratio was 12.29% for the Bank and 10.99% for the Company at June 30, 2025. These ratios remain significantly above well capitalized standards, as capital continues to benefit from net income generation.

SUMMARY INCOME STATEMENT DETAILS:

The following tables summarize specified financial details for the periods shown.

June 2025 Quarter Compared to Prior Year

	Six Months Ended	Six Months Ended
	June 30,	June 30,	Increase/
(Dollars in millions, except per share data) (unaudited)	2025	2024	(Decrease)
Net interest income	$93.80	$69.42	$24.38	35%
Wealth management fee income	31.38	30.83	0.55	2
Capital markets activity	1.25	1.86	(0.61)	(33)
Other income	7.68	7.57	0.11	1
Total other income	40.31	40.26	0.05	0

Total Revenue	134.11	109.68	24.43	22%

Operating expenses	101.33	83.17	18.16	22
Pretax income before provision for credit losses	32.78	26.51	6.27	24
Provision for credit losses	11.06	4.54	6.52	144
Pretax income	21.72	21.97	(0.25)	(1)
Income tax expense	6.17	5.81	0.36	6
Net income	$15.55	$16.16	$(0.61)	(4)%
Diluted EPS	$0.87	$0.91	$(0.04)	(4)%

Return on average assets	0.44%	0.51%	(0.07)
Return on average equity	5.04%	5.58%	(0.54)

June 2025 Quarter Compared to Prior Year Quarter

	Three Months Ended	Three Months Ended
	June 30,	June 30,	Increase/
(Dollars in millions, except per share data) (unaudited)	2025	2024	(Decrease)
Net interest income	$48.29	$35.04	$13.25	38%
Wealth management fee income	15.94	16.42	(0.48)	(3)
Capital markets activity	0.80	0.59	0.21	36
Other income	4.71	4.55	0.16	4
Total other income	21.45	21.56	(0.11)	(1)

Total Revenue	69.74	56.60	13.14	23%

Operating expenses	51.89	43.13	8.76	20
Pretax income before provision for credit losses	17.85	13.47	4.38	33
Provision for credit losses	6.59	3.91	2.68	69
Pretax income	11.26	9.56	1.70	18
Income tax expense	3.32	2.03	1.29	64
Net income	$7.94	$7.53	$0.41	5%
Diluted EPS	$0.45	$0.42	$0.03	7%

Return on average assets annualized	0.45%	0.47%	(0.02)
Return on average equity annualized	5.11%	5.22%	(0.11)

June 2025 Quarter Compared to Linked Quarter

	Three Months Ended	Three Months Ended
	June 30,	March 31,	Increase/
(Dollars in millions, except per share data) (unaudited)	2025	2025	(Decrease)
Net interest income	$48.29	$45.51	$2.78	6%
Wealth management fee income	15.94	15.44	0.50	3
Capital markets activity	0.80	0.46	0.34	74
Other income	4.71	2.95	1.76	60
Total other income	21.45	18.85	2.60	14

Total Revenue	69.74	64.36	5.38	8%

Operating expenses	51.89	49.44	2.45	5
Pretax income before provision for credit losses	17.85	14.92	2.93	20
Provision for credit losses	6.59	4.47	2.12	47
Pretax income	11.26	10.45	0.81	8
Income tax expense	3.32	2.85	0.47	16
Net income	$7.94	$7.60	$0.34	4%
Diluted EPS	$0.45	$0.43	$0.02	5%

Return on average assets annualized	0.45%	0.43%	0.02
Return on average equity annualized	5.11%	4.98%	0.13

SUPPLEMENTAL QUARTERLY DETAILS:

Wealth Management

AUM/AUA in the Bank’s Wealth Management Division increased to $12.3 billion at June 30, 2025 compared to $11.9 billion at December 31, 2024. For the June 2025 quarter, the Wealth Management Team generated $15.9 million in fee income, compared to $15.4 million for the March 31, 2025 quarter and $16.4 million for the June 2024 quarter.

John Babcock, President of the Bank's Wealth Management Division, noted, “Q2 2025 saw continued strong client inflows driven by new accounts and client additions of $193 million. Our new business pipeline is healthy, and we continue to remain focused on delivering excellent service and advice to our clients. Our highly skilled wealth management professionals, our fiduciary powers and expertise, and our financial planning capabilities combined with our high-touch client service model distinguishes us in our market and continues to drive our growth and success.”

Loans / Commercial Banking

Total loans increased $304 million, or 5%, to $5.8 billion at June 30, 2025, compared to $5.5 billion at December 31, 2024, primarily driven by multifamily and commercial and industrial loan originations during the quarter. The increase in multifamily lending was supported by stronger demand as rates have become more attractive, while C&I growth was driven by business expansion and capital investment. Total C&I loans and leases at June 30, 2025 were $2.5 billion or 44% of the total loan portfolio.

Mr. Kennedy noted, “We are proud to have built a leading middle-market commercial banking franchise, as evidenced by our C&I loan portfolio and complimented by Treasury Management services, Corporate Advisory and SBA businesses. These business lines fit perfectly with our private banking business model and will continue to generate solid production going forward. During the current year, we have originated loans that carried an average spread of more than 450 basis points above our current cost of funds.”

Net Interest Income (NII)/Net Interest Margin (NIM)

The Company’s NII of $48.3 million and NIM of 2.77% for Q2 2025 increased $2.8 million and 9 basis points from NII of $45.5 million and NIM of 2.68% for the linked quarter (Q1 2025) and increased $13.2 million and 52 basis points from NII of $35.0 million and NIM of 2.25% compared to the prior year period (Q2 2024). Our single point of contact private banking strategy and New York City expansion continues to deliver lower-cost core deposit relationships resulting in consistent improvement in our net interest margin.

Funding / Liquidity / Interest Rate Risk Management

Total deposits increased $234 million to $6.4 billion at June 30, 2025 from $6.1 billion at December 31, 2024. The overall growth in deposits has strengthened balance sheet liquidity and reduced reliance on outside borrowings and other non-core funding sources. There were no outstanding overnight borrowings at June 30, 2025.

At June 30, 2025, the Company’s balance sheet liquidity (investments available for sale, interest-earning deposits and cash) totaled $1.1 billion, or 15% of total assets. The Company maintains additional liquidity resources of approximately $3.5 billion through secured available borrowing facilities with the Federal Home Loan Bank and the Federal Reserve Discount Window. The available funding from the Federal Home Loan Bank and the Federal Reserve are secured by the Company’s loan and investment portfolios. The Company's total on and off-balance sheet liquidity totaled $4.6 billion at June 30, 2025, which amounts to 277% of the total uninsured/uncollateralized deposits currently on the Company’s balance sheet.

Income from Capital Markets Activities

Noninterest income from Capital Markets activities (detailed below) totaled $799,000 for the June 2025 quarter compared to $455,000 for the March 2025 quarter and $586,000 for the June 2024 quarter.

	Three Months Ended	Three Months Ended	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data) (unaudited)	2025	2025	2024
Gain on loans held for sale at fair value (Mortgage banking)	$27	$63	$34
Fee income related to loan level, back-to-back swaps	221	—	—
Gain on sale of SBA loans	521	302	449
Corporate advisory fee income	30	90	103
Total capital markets activity	$799	$455	$586

Other Noninterest Income (other than Wealth Management Fee Income and Income from Capital Markets Activities)

Other noninterest income was $4.7 million for Q2 2025 compared to $3.0 million for Q1 2025 and $4.6 million for Q2 2024. Q2 2025 included a gain of $875,000 related to an early lease termination for a branch location. Prior quarters included a loss of $415,000 in Q1 2025 and income of $1.6 million in Q2 2024 recorded by the Equipment Finance Division related to equipment transfers to lessees upon the termination of leases. Additionally, Q2 2025 included $869,000 of unused line fees compared to $932,000 for Q1 2025 and $786,000 for Q2 2024.

Operating Expenses

Total operating expenses were $51.9 million for the second quarter of 2025, compared to $49.4 million for the first quarter of 2025 and $43.1 million for the quarter ended June 30, 2024. The increase during the second quarter was primarily driven by expenses associated with the Company’s ongoing expansion into New York City, increased health insurance costs, and annual merit increases. The addition of production teams in Long Island also contributed to the growth in operating expenses.

Mr. Kennedy noted, “We continue to make investments related to our strategic decision to expand into Metro New York City and are confident that these investments will position us for future growth and profitability, which will ultimately translate to increased shareholder value. We continue to look for opportunities to create efficiencies and manage expenses throughout the Company while investing in enhancements to the client experience."

Income Taxes

The effective tax rate for the three months ended June 30, 2025 was 29.5%, as compared to 27.3% for the March 2025 quarter and 21.2% for the quarter ended June 30, 2024. The June 2024 quarter included a benefit related to the Company's deferred tax assets associated with a surtax imposed by the State of New Jersey in June 2024. Excluding such a benefit, the effective tax rate for the June 2024 quarter would have been approximately 29.0%.

Asset Quality / Provision for Credit Losses

Nonperforming assets increased to $115.0 million, or 1.60% of total assets, at June 30, 2025, as compared to $97.2 million, or 1.36% of total assets, at March 31, 2025. The increase in nonperforming assets during the second quarter was driven by the addition of two commercial and industrial relationships totaling $14.5 million and one multifamily loan totaling $4.8 million. Multifamily loans represent approximately 49% of nonperforming assets as of June 30, 2025. Loans past due 30 to 89 days and still accruing decreased to $15.5 million, or 0.27% of total loans, at June 30, 2025 compared to $28.3 million, or 0.49% of total loans, at March 31, 2025. Criticized and classified loans increased to $232.7 million at June 30, 2025, reflecting an increase of $15.2 million as compared to $217.5 million at March 31, 2025. The Company currently has no loans or leases on deferral and still accruing.

For the quarter ended June 30, 2025, the provision for credit losses was $6.6 million compared to $4.5 million for the March 2025 quarter and $3.9 for the June 2024 quarter. The provision for credit losses in the second quarter of 2025 was driven by deterioration in key economic model drivers and an increase in specific reserves for one equipment financing relationship of $5.8 million.

At June 30, 2025, the allowance for credit losses was $81.8 million (1.40% of total loans), compared to $75.2 million (1.31% of total loans) at March 31, 2025, and $68.0 million (1.29% of total loans) at June 30, 2024.

Mr. Kennedy noted, “We continue to closely monitor asset quality metrics. We believe that most of our credit issues in the multifamily loan portfolio are isolated to a small number of specific borrowers and sponsors. We continue to work through each credit individually, while building appropriate reserve coverage. All of the multifamily loans that repriced in 2024 have continued to make their scheduled payments despite the higher rate environment."

Capital

The Company’s capital position increased during the second quarter of 2025 due to net income of $7.9 million and positive movement in accumulated other comprehensive income of $2.1 million related to the fair value of the Company’s investment securities portfolio due to the interest rate environment, which was partially offset by the repurchase of 100,000 shares through the Company's repurchase program at a total cost of $2.8 million.

Tangible book value per share increased 4% to $33.19 per share at June 30, 2025 from $31.89 at December 31, 2024. (Tangible book value per share is a non-GAAP financial measure. See the reconciliation tables included in this release for further detail.) Book value per share increased 4% to $35.71 per share at June 30, 2025 compared to $34.45 at December 31, 2024. The Company’s and Bank’s regulatory capital ratios as of June 30, 2025 remain strong. Where applicable, such ratios remain well above regulatory well capitalized standards.

The Company employs quarterly capital stress testing modeling of an adverse case and severely adverse case. In the most recently completed stress test (as of March 31, 2025), the Bank remains well capitalized over a two-year stress period.

On June 26, 2025, the Company declared a cash dividend of $0.05 per share payable on August 21, 2025 to shareholders of record on August 7, 2025.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $7.2 billion and assets under management and/or administration of $12.3 billion as of June 30, 2025. Founded in 1921, Peapack Private Bank & Trust, a subsidiary of Peapack-Gladstone Financial Corporation, is a commercial bank that offers a client-centric approach to banking, providing high-quality products along with customized and innovative wealth management, investment banking, commercial and retail solutions. The Bank's wealth management division offers comprehensive financial, tax, fiduciary and investment advice and solutions to individuals, families, privately held businesses, family offices and not-for-profit organizations, which help them to establish, maintain and expand their legacy. Peapack Private Bank & Trust offers an unparalleled commitment to client service. Visit www.peapackprivate.com for more information.

FORWARD-LOOKING STATEMENTS

The foregoing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•
our ability to successfully grow our business and implement our strategic plan, including our ability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•
the impact of anticipated higher operating expenses in 2025 and beyond;
•
our ability to successfully integrate wealth management firm and team acquisitions;
•
our ability to successfully integrate our expanded employee base;
•
an unexpected decline in the economy, in particular in our New Jersey and New York market areas, including potential recessionary conditions;
•
declines in our net interest margin caused by the interest rate environment and/or our highly competitive market;
•
declines in the value in our investment portfolio;
•
impact from a pandemic event on our business, operations, customers, allowance for credit losses and capital levels;
•
higher than expected increases in our allowance for credit losses;
•
higher than expected increases in credit losses or in the level of delinquent, nonperforming, classified and criticized loans or charge-offs;
•
inflation and changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and lead to higher operating costs;
•
decline in real estate values within our market areas;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs;
•
the imposition of tariffs or other domestic or international governmental policies and retaliatory responses;
•
the failure to maintain current technologies and/or to successfully implement future information technology enhancements;
•
successful cyberattacks against our IT infrastructure and that of our IT and third-party providers;
•
higher than expected FDIC insurance premiums;
•
adverse weather conditions;
•
the current or anticipated impact of military conflict, terrorism or other geopolitical events;
•
our inability to successfully generate new business in new geographic markets, including our expansion into New York City;
•
a reduction in our lower-cost funding sources;
•
changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio;
•
our inability to adapt to technological changes;
•
claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters;
•
our inability to retain key employees;
•
demands for loans and deposits in our market areas;
•
adverse changes in securities markets;
•
changes in New York City rent regulation law;
•
changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
•
changes in accounting policies and practices; and/or

•
other unexpected material adverse changes in our financial condition, operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024. Except as may be required by the applicable law or regulation, we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2025	2025	2024	2024	2024
Income Statement Data:
Interest income	$89,651	$86,345	$86,166	$83,203	$79,238
Interest expense	41,361	40,840	44,258	45,522	44,196
Net interest income	48,290	45,505	41,908	37,681	35,042
Wealth management fee income	15,943	15,435	15,482	15,150	16,419
Service charges and fees	1,194	1,112	1,323	1,327	1,345
Bank owned life insurance	370	371	335	390	328
Gain on loans held for sale at fair value (Mortgage banking)	27	63	58	15	34
Gain on loans held for sale at lower of cost or fair value	—	—	—	—	23
Fee income related to loan level, back-to-back swaps	221	—	—	—	—
Gain on sale of SBA loans	521	302	—	365	449
Corporate advisory fee income	30	90	56	55	103
Other income	3,096	1,286	2,125	1,162	2,938
Securities gains, net	7	—	—	—	—
Fair value adjustment for CRA equity security	42	195	549	474	(84)
Total other income	21,451	18,854	19,928	18,938	21,555

Total revenue	69,741	64,359	61,836	56,619	56,597

Compensation and employee benefits	36,061	35,879	32,915	31,050	29,884
Premises and equipment	6,641	6,154	5,995	5,633	5,776
FDIC insurance expense	1,045	855	825	870	870
Other expenses	8,146	6,552	8,125	7,096	6,596
Total operating expenses	51,893	49,440	47,860	44,649	43,126
Pretax income before provision for credit losses	17,848	14,919	13,976	11,970	13,471
Provision for credit losses	6,586	4,471	1,738	1,224	3,911
Income before income taxes	11,262	10,448	12,238	10,746	9,560
Income tax expense	3,321	2,853	2,998	3,159	2,030
Net income	$7,941	$7,595	$9,240	$7,587	$7,530

Per Common Share Data:
Earnings per share (basic)	$0.45	$0.43	$0.53	$0.43	$0.42
Earnings per share (diluted)	0.45	0.43	0.52	0.43	0.42
Weighted average number of common shares outstanding:
Basic	17,704,110	17,610,917	17,585,213	17,616,046	17,747,070
Diluted	17,773,237	17,812,222	17,770,717	17,700,042	17,792,296
Performance Ratios:
Return on average assets annualized (ROAA)	0.45%	0.43%	0.54%	0.46%	0.47%
Return on average equity annualized (ROAE)	5.11%	4.98%	6.15%	5.12%	5.22%
Return on average tangible equity annualized (ROATCE) (A)	5.50%	5.37%	6.65%	5.54%	5.67%
Net interest margin (tax-equivalent basis)	2.77%	2.68%	2.46%	2.34%	2.25%
GAAP efficiency ratio (B)	74.41%	76.82%	77.40%	78.86%	76.20%
Operating expenses / average assets annualized	2.92%	2.82%	2.77%	2.73%	2.70%

(A) Return on average tangible equity is calculated by dividing tangible equity by annualized net income. See non-GAAP financial measures reconciliation included in these tables.

(B) Calculated as total operating expenses as a percentage of total revenue. For non-GAAP efficiency ratio, see the non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except per share data)

(Unaudited)

	For the Six Months Ended
	June 30,		Change
	2025	2024	$	%
Income Statement Data:
Interest income	$175,996	$158,432	$17,564	11%
Interest expense	82,201	89,015	(6,814)	-8%
Net interest income	93,795	69,417	24,378	35%
Wealth management fee income	31,378	30,826	552	2%
Service charges and fees	2,306	2,667	(361)	-14%
Bank owned life insurance	741	831	(90)	-11%
Gain on loans held for sale at fair value (Mortgage banking)	90	90	—	0%
Gain on loans held for sale at lower of cost or fair value	—	23	(23)	-100%
Fee income related to loan level, back-to-back swaps	221	—	221	N/A
Gain on sale of SBA loans	823	849	(26)	-3%
Corporate advisory fee income	120	921	(801)	-87%
Other income	4,382	4,244	138	3%
Securities gains, net	7	—	7	N/A
Fair value adjustment for CRA equity security	237	(195)	432	-222%
Total other income	40,305	40,256	49	0%

Total revenue	134,100	109,673	24,427	22%

Compensation and employee benefits	71,940	58,360	13,580	23%
Premises and equipment	12,795	10,857	1,938	18%
FDIC insurance expense	1,900	1,815	85	5%
Other expenses	14,698	12,135	2,563	21%
Total operating expenses	101,333	83,167	18,166	22%
Pretax income before provision for credit losses	32,767	26,506	6,261	24%
Provision for credit losses	11,057	4,538	6,519	144%
Income before income taxes	21,710	21,968	(258)	-1%
Income tax expense	6,174	5,807	367	6%
Net income	$15,536	$16,161	$(625)	-4%

Per Common Share Data:
Earnings per share (basic)	$0.88	$0.91	$(0.03)	-3%
Earnings per share (diluted)	0.87	0.91	(0.04)	-4%
Weighted average number of common shares outstanding:
Basic	17,657,771	17,729,355	(71,584)	0%
Diluted	17,799,095	17,811,895	(12,800)	0%
Performance Ratios:
Return on average assets (ROAA)	0.44%	0.51%	(0.07)%	-14%
Return on average equity (ROAE)	5.04%	5.58%	(0.54)%	-10%
Return on average tangible equity (ROATCE) (A)	5.44%	6.06%	(0.62)%	-10%
Net interest margin (tax-equivalent basis)	2.73%	2.22%	0.51%	23%
GAAP efficiency ratio (B)	75.57%	75.83%	(0.26)%	0%
Operating expenses / average assets	2.87%	2.60%	0.27%	10%

(A) Return on average tangible equity is calculated by dividing tangible equity by annualized net income. See non-GAAP financial measures reconciliation included in these tables.

(B) Calculated as total operating expenses as a percentage of total revenue. For non-GAAP efficiency ratio, see the non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$7,524	$7,885	$8,492	$8,129	$5,586
Federal funds sold	—	—	—	—	—
Interest-earning deposits	308,078	224,032	382,875	484,529	310,143
Total cash and cash equivalents	315,602	231,917	391,367	492,658	315,729
Securities available for sale	767,533	832,030	784,544	682,713	591,884
Securities held to maturity	98,623	100,285	101,635	103,158	105,013
CRA equity security, at fair value	13,278	13,236	13,041	13,445	12,971
FHLB and FRB stock, at cost (A)	11,467	12,311	12,373	12,459	12,478

Residential mortgage	649,703	630,245	614,840	591,374	579,057
Multifamily mortgage	1,794,854	1,775,132	1,799,754	1,784,861	1,796,687
Commercial mortgage	643,520	633,957	588,104	578,559	600,859
Commercial and industrial loans	2,543,092	2,528,235	2,397,699	2,247,853	2,185,827
Consumer loans	140,668	140,443	77,785	78,160	69,579
Home equity lines of credit	52,434	48,301	42,327	38,971	37,117
Other loans	261	359	411	389	172
Total loans	5,824,532	5,756,672	5,520,920	5,320,167	5,269,298
Less: Allowance for credit losses	81,770	75,150	72,992	71,283	67,984
Net loans	5,742,762	5,681,522	5,447,928	5,248,884	5,201,314

Premises and equipment	36,626	31,639	28,888	25,716	24,932
Accrued interest receivable	33,209	31,968	29,898	31,973	33,534
Bank owned life insurance	48,239	48,110	47,981	47,837	47,716
Goodwill and other intangible assets	44,383	44,655	44,926	45,198	45,470
Finance lease right-of-use assets	914	950	985	1,020	1,055
Operating lease right-of-use assets	38,291	39,456	40,289	41,650	38,683
Due from brokers	—	—	—	—	3,184
Other assets	49,746	52,573	67,383	47,081	71,387
TOTAL ASSETS	$7,200,673	$7,120,652	$7,011,238	$6,793,792	$6,505,350

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$1,237,864	$1,184,860	$1,112,734	$1,079,877	$950,368
Interest-bearing demand deposits	3,483,295	3,450,014	3,334,269	3,316,217	3,229,814
Savings	103,846	107,581	103,136	103,979	105,602
Money market accounts	1,095,665	1,087,959	1,078,024	902,562	824,158
Certificates of deposit – Retail	440,612	442,369	483,998	515,297	502,810
Certificates of deposit – Listing Service	1,841	3,773	6,861	7,454	7,454
Subtotal “customer” deposits	6,363,123	6,276,556	6,119,022	5,925,386	5,620,206
IB Demand – Brokered	—	10,000	10,000	10,000	10,000
Certificates of deposit – Brokered	—	—	—	—	26,000
Total deposits	6,363,123	6,286,556	6,129,022	5,935,386	5,656,206
Short-term borrowings	—	—	—	—	—
Finance lease liability	1,268	1,308	1,348	1,388	1,427
Operating lease liability	41,806	42,948	43,569	44,775	41,347
Subordinated debt, net	98,933	98,884	133,561	133,489	133,417
Due to brokers	—	—	18,514	—	9,981
Other liabilities	65,766	69,083	79,375	71,140	74,650
TOTAL LIABILITIES	6,570,896	6,498,779	6,405,389	6,186,178	5,917,028
Shareholders’ equity	629,777	621,873	605,849	607,614	588,322
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$7,200,673	$7,120,652	$7,011,238	$6,793,792	$6,505,350
Assets under management and / or administration at Peapack Private Bank & Trust's Wealth Management Division (market value, not included above-dollars in billions)	$12.3	$11.8	$11.9	$12.1	$11.5

(A) FHLB means "Federal Home Loan Bank" and FRB means "Federal Reserve Bank."

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2025	2025	2024	2024	2024
Asset Quality:
Loans past due over 90 days and still accruing	$—	$—	$—	$—	$—
Nonaccrual loans	114,958	97,170	100,168	80,453	82,075
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$114,958	$97,170	$100,168	$80,453	$82,075

Nonperforming loans to total loans	1.97%	1.69%	1.81%	1.51%	1.56%
Nonperforming assets to total assets	1.60%	1.36%	1.43%	1.18%	1.26%

Performing modifications (A)(B)	$111,962	$63,259	$45,846	$51,796	$26,788

Loans past due 30 through 89 days and still accruing	$15,522	$28,323	$4,870	$31,446	$34,714

Loans subject to special mention	$86,907	$75,248	$46,518	$113,655	$140,791

Classified loans	$145,783	$142,273	$145,394	$147,422	$128,311

Individually evaluated loans	$114,958	$97,170	$99,775	$79,972	$81,802

Allowance for credit losses ("ACL"):
Beginning of quarter	$75,150	$72,992	$71,283	$67,984	$66,251
Provision for credit losses (C)	6,577	4,494	1,753	1,227	3,901
(Charge-offs)/recoveries, net	43	(2,336)	(44)	2,072	(2,168)
End of quarter	$81,770	$75,150	$72,992	$71,283	$67,984

ACL to nonperforming loans	71.13%	77.34%	72.87%	88.60%	82.83%
ACL to total loans	1.40%	1.31%	1.32%	1.34%	1.29%
Collectively evaluated ACL to total loans (D)	1.06%	1.09%	1.09%	1.16%	1.14%

(A) Amounts reflect modifications that are paying according to modified terms.

(B) Excludes modifications included in nonaccrual loans of $38.1 million at June 30, 2025, $3.9 million at March 31, 2025, $3.6 million at December 31, 2024, $3.7 million at September 30, 2024 and $3.2 million at June 30, 2024.

(C) Excludes a provision of $9,000 at June 30, 2025, a credit of $23,000 at March 31, 2025, a credit of $15,000 at December 31, 2024, a credit of $3,000 at September 30, 2024 and a provision of $10,000 at June 30, 2024 related to off-balance sheet commitments.

(D) Total ACL less reserves to loans individually evaluated equals collectively evaluated ACL.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	June 30,	December 31,	June 30,
	2025	2024	2024
Capital Adequacy
Equity to total assets (A)	8.75%	8.64%	9.04%
Tangible equity to tangible assets (B)	8.18%	8.05%	8.40%
Book value per share (C)	$35.71	$34.45	$33.30
Tangible book value per share (D)	$33.19	$31.89	$30.73

Tangible equity to tangible assets excluding other comprehensive loss*	8.89%	8.92%	9.36%
Tangible book value per share excluding other comprehensive loss*	$36.34	$35.67	$34.60

*Excludes other comprehensive loss of $55.6 million for the quarter ended June 30, 2025, $66.4 million for the quarter ended December 31, 2024, and $68.3 million for the quarter ended June 30, 2024. See Non-GAAP financial measures reconciliation included in these tables.

(A) Equity to total assets is calculated as total shareholders’ equity as a percentage of total assets at quarter end.

(B) Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. Tangible equity as a percentage of tangible assets at quarter end is calculated by dividing tangible equity by tangible assets at quarter end. See Non-GAAP financial measures reconciliation included in these tables.

(C) Book value per common share is calculated by dividing shareholders’ equity by quarter end common shares outstanding.

(D) Tangible book value per share excludes intangible assets. Tangible book value per share is calculated by dividing tangible equity by quarter end common shares outstanding. See Non-GAAP financial measures reconciliation tables.

	As of
	June 30,		December 31,		June 30,
	2025		2024		2024
Regulatory Capital – Holding Company
Tier I leverage	$639,537	8.94%	$625,830	9.01%	$609,299	9.45%
Tier I capital to risk-weighted assets	639,537	10.99	625,830	11.51	609,299	11.92
Common equity tier I capital ratio to risk-weighted assets	639,531	10.99	625,824	11.51	609,287	11.92
Tier I & II capital to risk-weighted assets	811,322	13.94	806,404	14.84	792,684	15.50

Regulatory Capital – Bank
Tier I leverage (E)	$714,365	9.99%	$733,389	10.57%	$717,557	11.14%
Tier I capital to risk-weighted assets (F)	714,365	12.29	733,389	13.50	717,557	14.05
Common equity tier I capital ratio to risk-weighted assets (G)	714,359	12.29	733,383	13.50	717,545	14.05
Tier I & II capital to risk-weighted assets (H)	787,170	13.54	801,365	14.75	781,448	15.30

(E) Regulatory well capitalized standard (including capital conservation buffer) = 4.00% ($286 million)

(F) Regulatory well capitalized standard (including capital conservation buffer) = 8.50% ($494 million)

(G) Regulatory well capitalized standard (including capital conservation buffer) = 7.00% ($407 million)

(H) Regulatory well capitalized standard (including capital conservation buffer) = 10.50% ($611 million)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

LOANS CLOSED

(Dollars in Thousands)

(Unaudited)

	For the Quarters Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2025	2025	2024	2024	2024
Residential loans retained	$34,990	$25,157	$39,279	$26,955	$16,087
Residential loans sold	1,712	4,074	4,220	1,853	2,361
Total residential loans	36,702	29,231	43,499	28,808	18,448
Commercial real estate	24,086	47,280	15,800	4,300	2,600
Multifamily	73,350	6,800	12,550	11,295	4,330
Commercial (C&I) loans (A) (B)	200,671	257,282	432,115	242,829	103,065
SBA	7,090	5,928	5,964	9,106	8,200
Wealth lines of credit (A)	2,400	9,900	550	11,675	10,950
Total commercial loans	307,597	327,190	466,979	279,205	129,145
Installment loans	8,164	76,941	7,182	8,137	1,664
Home equity lines of credit (A)	5,154	4,805	10,236	10,421	4,787
Total loans closed	$357,617	$438,167	$527,896	$326,571	$154,044

	For the Six Months Ended
	June 30,	June 30,
	2025	2024
Residential loans retained	$60,147	$27,748
Residential loans sold	5,786	6,386
Total residential loans	65,933	34,134
Commercial real estate	71,366	14,100
Multifamily	80,150	6,230
Commercial (C&I) loans (A) (B)	457,953	248,868
SBA	13,018	10,990
Wealth lines of credit (A)	12,300	14,800
Total commercial loans	634,787	294,988
Installment loans	85,105	8,532
Home equity lines of credit (A)	9,959	6,890
Total loans closed	$795,784	$344,544

(A) Includes loans and lines of credit that closed in the period but not necessarily funded.

(B) Includes equipment finance.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2025			June 30, 2024
	Average	Income/	Annualized	Average	Income/	Annualized
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$1,037,598	$8,370	3.23%	$801,715	$5,168	2.58%
Tax-exempt (A) (B)	—	—	—	—	—	—

Loans (B) (C):
Mortgages	640,955	7,138	4.45	576,944	5,582	3.87
Commercial mortgages	2,426,318	27,392	4.52	2,420,570	26,881	4.44
Commercial	2,539,929	42,015	6.62	2,191,370	37,067	6.77
Commercial construction	—	—	—	21,628	489	9.04
Installment	140,133	2,403	6.86	67,034	1,143	6.82
Home equity	50,613	946	7.48	36,576	748	8.18
Other	348	5	5.75	200	6	12.00
Total loans	5,798,296	79,899	5.51	5,314,322	71,916	5.41
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	183,584	1,618	3.53	207,287	2,418	4.67
Total interest-earning assets	7,019,478	89,887	5.12%	6,323,324	79,502	5.03%
Noninterest-earning assets:
Cash and due from banks	8,237			7,537
Allowance for credit losses	(76,811)			(67,568)
Premises and equipment	35,501			24,820
Other assets	130,550			99,838
Total noninterest-earning assets	97,477			64,627
Total assets	$7,116,955			$6,387,951

LIABILITIES:
Interest-bearing deposits:
Checking	$3,558,108	$29,116	3.27%	$3,094,386	$29,252	3.78%
Money markets	950,891	6,544	2.75	791,385	6,016	3.04
Savings	104,114	147	0.56	105,825	96	0.36
Certificates of deposit – retail	447,422	4,002	3.58	504,313	5,367	4.26
Subtotal interest-bearing deposits	5,060,535	39,809	3.15	4,495,909	40,731	3.62
Interest-bearing demand – brokered	9,121	110	4.82	10,000	134	5.36
Certificates of deposit – brokered	—	—	—	98,642	1,242	5.04
Total interest-bearing deposits	5,069,656	39,919	3.15	4,604,551	42,107	3.66
Borrowings	44,656	505	4.52	27,247	381	5.59
Capital lease obligation	1,283	13	4.05	2,869	22	3.07
Subordinated debt	98,905	924	3.74	133,377	1,686	5.06
Total interest-bearing liabilities	5,214,500	41,361	3.17%	4,768,044	44,196	3.71%
Noninterest-bearing liabilities:
Demand deposits	1,172,535			945,231
Accrued expenses and other liabilities	108,020			97,470
Total noninterest-bearing liabilities	1,280,555			1,042,701
Shareholders’ equity	621,900			577,206
Total liabilities and shareholders’ equity	$7,116,955			$6,387,951
Net interest income		$48,526			$35,306
Net interest spread			1.95%			1.32%
Net interest margin (D)			2.77%			2.25%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2025			March 31, 2025
	Average	Income/	Annualized	Average	Income/	Annualized
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$1,037,598	$8,370	3.23%	$1,032,257	$8,213	3.18%
Tax-exempt (A) (B)	—	—	—	—	—	—

Loans (B) (C):
Mortgages	640,955	7,138	4.45	617,185	6,670	4.32
Commercial mortgages	2,426,318	27,392	4.52	2,384,542	26,179	4.39
Commercial	2,539,929	42,015	6.62	2,432,862	40,104	6.59
Commercial construction	—	—	0.00	—	—	—
Installment	140,133	2,403	6.86	107,506	1,793	6.67
Home equity	50,613	946	7.48	45,949	845	7.36
Other	348	5	5.75	304	5	6.58
Total loans	5,798,296	79,899	5.51	5,588,348	75,596	5.41
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	183,584	1,618	3.53	290,702	2,776	3.82
Total interest-earning assets	7,019,478	89,887	5.12%	6,911,307	86,585	5.01%
Noninterest-earning assets:
Cash and due from banks	8,237			8,380
Allowance for credit losses	(76,811)			(74,413)
Premises and equipment	35,501			29,954
Other assets	130,550			128,754
Total noninterest-earning assets	97,477			92,675
Total assets	$7,116,955			$7,003,982

LIABILITIES:
Interest-bearing deposits:
Checking	$3,558,108	$29,116	3.27%	$3,445,903	$28,078	3.26%
Money markets	950,891	6,544	2.75	982,245	6,717	2.74
Savings	104,114	147	0.56	106,073	118	0.44
Certificates of deposit – retail	447,422	4,002	3.58	468,176	4,363	3.73
Subtotal interest-bearing deposits	5,060,535	39,809	3.15	5,002,397	39,276	3.14
Interest-bearing demand – brokered	9,121	110	4.82	10,000	100	4.00
Certificates of deposit – brokered	—	—	—	—	—	—
Total interest-bearing deposits	5,069,656	39,919	3.15	5,012,397	39,376	3.14
Borrowings	44,656	505	4.52	1,001	11	4.54
Capital lease obligation	1,283	13	4.05	1,322	14	4.20
Subordinated debt	98,905	924	3.74	126,641	1,439	4.55
Total interest-bearing liabilities	5,214,500	41,361	3.17%	5,141,361	40,840	3.18%
Noninterest-bearing liabilities:
Demand deposits	1,172,535			1,122,191
Accrued expenses and other liabilities	108,020			129,857
Total noninterest-bearing liabilities	1,280,555			1,252,048
Shareholders’ equity	621,900			610,573
Total liabilities and shareholders’ equity	$7,116,955			$7,003,982
Net interest income		$48,526			$45,745
Net interest spread			1.95%			1.83%
Net interest margin (D)			2.77%			2.68%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Six Months Ended
	June 30, 2025			June 30, 2024
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$1,034,942	$16,583	3.20%	$797,695	$10,304	2.58%
Tax-exempt (A) (B)	—	—	—	—	—	—

Loans (B) (C):
Mortgages	629,136	13,808	4.39	577,296	11,001	3.81
Commercial mortgages	2,405,546	53,571	4.45	2,440,487	54,422	4.46
Commercial	2,486,690	82,119	6.60	2,215,762	74,626	6.74
Commercial construction	—	—	—	20,278	917	9.04
Installment	123,910	4,196	6.77	66,161	2,257	6.82
Home equity	48,294	1,791	7.42	36,491	1,485	8.14
Other	326	10	6.13	207	13	12.56
Total loans	5,693,902	155,495	5.46	5,356,682	144,721	5.40
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	236,847	4,394	3.71	173,692	3,940	4.54
Total interest-earning assets	6,965,691	176,472	5.07%	6,328,069	158,965	5.02%
Noninterest-earning assets:
Cash and due from banks	8,308			8,821
Allowance for credit losses	(75,618)			(67,336)
Premises and equipment	32,743			24,607
Other assets	128,959			94,044
Total noninterest-earning assets	94,392			60,136
Total assets	$7,060,083			$6,388,205

LIABILITIES:
Interest-bearing deposits:
Checking	$3,502,315	$57,194	3.27%	$3,024,541	$56,686	3.75%
Money markets	966,481	13,261	2.74	774,569	11,540	2.98
Savings	105,088	265	0.50	107,164	185	0.35
Certificates of deposit – retail	457,742	8,365	3.65	491,053	10,222	4.16
Subtotal interest-bearing deposits	5,031,626	79,085	3.14	4,397,327	78,633	3.58
Interest-bearing demand – brokered	9,558	210	4.39	10,000	260	5.20
Certificates of deposit – brokered	—	—	—	113,492	2,844	5.01
Total interest-bearing deposits	5,041,184	79,295	3.15	4,520,819	81,737	3.62
Borrowings	22,949	516	4.50	131,315	3,848	5.86
Capital lease obligation	1,303	27	4.14	3,042	60	3.94
Subordinated debt	112,697	2,363	4.19	133,340	3,370	5.05
Total interest-bearing liabilities	5,178,133	82,201	3.17%	4,788,516	89,015	3.72%
Noninterest-bearing liabilities:
Demand deposits	1,147,502			931,040
Accrued expenses and other liabilities	118,181			89,545
Total noninterest-bearing liabilities	1,265,683			1,020,585
Shareholders’ equity	616,267			579,104
Total liabilities and shareholders’ equity	$7,060,083			$6,388,205
Net interest income		$94,271			$69,950
Net interest spread			1.90%			1.30%
Net interest margin (D)			2.73%			2.22%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding at period end. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue. We calculate the efficiency ratio by dividing total noninterest expenses, excluding other real estate owned provision, as determined under GAAP, by net interest income and total noninterest income as determined under GAAP, but excluding net gains/(losses) on loans held for sale at lower of cost or fair value and excluding net gains on securities from this calculation, which we refer to below as recurring revenue. We believe that this provides a reasonable measure of core expenses relative to core revenue.

We believe these non-GAAP financial measures provide information that is important to investors and useful in understanding our financial position, results and ratios because our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Tangible Book Value Per Share	2025	2025	2024	2024	2024
Shareholders’ equity	$629,777	$621,873	$605,849	$607,614	$588,322
Less: Intangible assets, net	44,383	44,655	44,926	45,198	45,470
Tangible equity	$585,394	$577,218	$560,923	$562,416	$542,852
Less: other comprehensive loss	(55,581)	(57,717)	(66,411)	(54,820)	(68,342)
Tangible equity excluding other comprehensive loss	$640,975	$634,935	$627,334	$617,236	$611,194

Period end shares outstanding	17,636,264	17,726,251	17,586,616	17,577,747	17,666,490
Tangible book value per share	$33.19	$32.56	$31.89	$32.00	$30.73
Tangible book value per share excluding other comprehensive loss	$36.34	$35.82	$35.67	$35.11	$34.60
Book value per share	35.71	35.08	34.45	34.57	33.30

Tangible Equity to Tangible Assets
Total assets	$7,200,673	$7,120,652	$7,011,238	$6,793,792	$6,505,350
Less: Intangible assets, net	44,383	44,655	44,926	45,198	45,470
Tangible assets	$7,156,290	$7,075,997	$6,966,312	$6,748,594	$6,459,880
Less: other comprehensive loss	(55,581)	(57,717)	(66,411)	(54,820)	(68,342)
Tangible assets excluding other comprehensive loss	$7,211,871	$7,133,714	$7,032,723	$6,803,414	$6,528,222

Tangible equity to tangible assets	8.18%	8.16%	8.05%	8.33%	8.40%
Tangible equity to tangible assets excluding other comprehensive loss	8.89%	8.90%	8.92%	9.07%	9.36%
Equity to assets	8.75%	8.73%	8.64%	8.94%	9.04%

(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Return on Average Tangible Equity	2025	2025	2024	2024	2024
Net income	$7,941	$7,595	$9,240	$7,587	$7,530

Average shareholders’ equity	$621,900	$610,573	$600,808	$592,787	$577,206
Less: Average intangible assets, net	44,538	44,815	45,079	45,350	45,624
Average tangible equity	$577,362	$565,758	$555,729	$547,437	$531,582

Return on average tangible common equity	5.50%	5.37%	6.65%	5.54%	5.67%

	For the Six Months Ended
	June 30,	June 30,
Return on Average Tangible Equity	2025	2024
Net income	$15,536	$16,161

Average shareholders’ equity	$616,267	$579,104
Less: Average intangible assets, net	44,676	45,764
Average tangible equity	571,591	533,340

Return on average tangible common equity	5.44%	6.06%

(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Efficiency Ratio	2025	2025	2024	2024	2024
Net interest income	$48,290	$45,505	$41,908	$37,681	$35,042
Total other income	21,451	18,854	19,928	18,938	21,555
Add:
Fair value adjustment for CRA equity security	(42)	(195)	(549)	(474)	84
Less:
Gain on loans held for sale at lower of cost or fair value	—	—	—	—	(23)
Income from life insurance proceeds	—	—	—	(55)	—
Gain on securities sale, net	(7)	—	—	—	—
Gain on lease termination	(875)	—	—	—	—
Total recurring revenue	68,817	64,164	61,287	56,090	56,658

Operating expenses	51,893	49,440	47,860	44,649	43,126
Total operating expense	51,893	49,440	47,860	44,649	43,126

Efficiency ratio	75.41%	77.05%	78.09%	79.60%	76.12%

	For the Six Months Ended
	June 30,	June 30,
Efficiency Ratio	2025	2024
Net interest income	$93,795	$69,417
Total other income	40,305	40,256
Add:
Fair value adjustment for CRA equity security	(237)	195
Less:
Gain on loans held for sale at lower of cost or fair value	—	(23)
Income from life insurance proceeds	—	(181)
Gain on securities sale, net	(7)	—
Gain on lease termination	(875)	—
Total recurring revenue	132,981	109,664

Operating expenses	101,333	83,167
Total operating expense	101,333	83,167

Efficiency ratio	76.20%	75.84%